Exhibit 99.1

Strongbridge Biopharma plc Announces Preliminary Fourth Quarter and Full-Year 2020 Financial Results and Provides Corporate Update

~ Expects to Report KEVEYIS® (dichlorphenamide) Fourth Quarter 2020 Revenue of Approximately $8.2 Million and Full-Year 2020 Revenue of Approximately $30.7 Million, a 41.5 Percent Increase over 2019 Revenue of $ $21.7 Million ~

~ Targets Full-Year 2021 KEVEYIS® (dichlorphenamide) Revenue Guidance of Approximately $34 Million to $36 Million ~

~ Company on Track to Submit New Drug Application (NDA) for RECORLEV® (levoketoconazole) to the FDA in the First Quarter of 2021 ~

~ Company Exercised its Option to Draw-Down an Additional $10 Million Under its Existing Debt Facility in the Fourth Quarter of 2020; Approximately $87.5 Million in Cash on Hand is Expected to Fund Operations Into and Potentially Beyond the First Quarter of 2023 ~

Dublin, Ireland and Trevose, Pa., January 6, 2021 – Strongbridge Biopharma plc, (Nasdaq: SBBP), a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs, today announced preliminary and unaudited financial results for the fourth quarter and full-year 2020 and provided an update on select corporate priorities for 2021.

“Our preliminary fourth quarter and full-year 2020 financial results, along with the previously-announced achievement of positive and statistically significant top-line results from the pivotal Phase 3 LOGICS study of RECORLEV® (levoketoconazole), demonstrate the passion and commitment of the entire Strongbridge team to successfully execute against the Company’s strategic plans despite the many challenges associated with the ongoing COVID-19 pandemic,” said John H. Johnson, chief executive officer of Strongbridge Biopharma. “We are confident in the long-term growth prospects for Strongbridge and believe that our progress this past year provides a compelling foundation for continued success in 2021. We are on track to submit a New Drug Application to the U.S. Food and Drug Administration for RECORLEV for the treatment of Endogenous Cushing’s Syndrome in the first quarter of 2021 and are preparing for the potential launch in the first quarter of 2022. In parallel, we remain focused on further growing KEVEYIS® (dichlorphenamide) revenue and pursuing patent protection for KEVEYIS based upon clinical pharmacology studies that we conducted.”

Preliminary and Unaudited Fourth Quarter and Full-Year 2020 Financial Results, Cash Position, and 2021 KEVEYIS®(dichlorphenamide) Revenue Guidance

●	The Company anticipates that it will report KEVEYIS net product sales of approximately $8.2 million for the fourth quarter ended, December 31, 2020, and approximately $30.7 million for the full-year ended December 31, 2020, exceeding its projected $28 million to $29 million guidance range, and representing a 41.5 percent increase over 2019 revenue of $21.7 million.
●	The Company is targeting full-year 2021 revenue guidance of approximately $34 million to $36 million for KEVEYIS.
●	Following completion in September 2020 of a $25 million equity raise and a recent year-end borrowing of an additional $10 million under the Company’s existing debt facility, Strongbridge expects to report approximately $87.5 million of cash and cash equivalents as of December 31, 2020.
●	The Company believes it can fund operations as currently planned into and potentially beyond the first quarter of 2023.

Select Corporate Priorities for 2021

●	The Company is on-track to submit a New Drug Application (NDA) for RECORLEV to the U.S. Food and Drug Administration in the first quarter of 2021; if approved, the launch of RECORLEV is anticipated in the first quarter of 2022, assuming a projected 10-month review cycle.
●	Additionally, Strongbridge is executing against its extensive pre-commercialization plans for RECORLEV.
●	Based upon clinical pharmacology studies that we conducted, the Company continues its efforts to pursue life cycle extension opportunities for KEVEYIS through prosecution of the patent estate.

Upcoming Activities

●	Strongbridge management plans to present at two upcoming virtual investor healthcare conferences:
o	The Solebury Trout Virtual Management Access Event being held January 6 – 15, 2021. The Company’s presentation will be available on January 7, 2021 at 7:00 a.m. ET.
o	H.C. Wainwright Virtual BioConnect 2021 Conference, which will be available on-demand from January 11 – 14, 2021.
o	Both of these upcoming presentations will be accessible on the Company’s website: https://investors.strongbridgebio.com/upcoming-events.

About Strongbridge Biopharma

Strongbridge Biopharma is a global commercial-stage biopharmaceutical company focused on the development and commercialization of therapies for rare diseases with significant unmet needs. Strongbridge’s rare endocrine franchise includes RECORLEV® (levoketoconazole), a cortisol synthesis inhibitor currently being studied in Phase 3 clinical studies for the treatment of endogenous Cushing’s syndrome, and veldoreotide extended release, a preclinical next-generation somatostatin analog being investigated for the treatment of acromegaly and potential additional applications in other conditions amenable to somatostatin receptor activation. Both RECORLEV and veldoreotide have received orphan drug designation from the FDA and the European Medicines Agency. The Company’s rare neuromuscular franchise includes KEVEYIS® (dichlorphenamide), the first and only FDA-approved treatment for hyperkalemic, hypokalemic, and related variants of primary periodic paralysis. KEVEYIS has orphan drug exclusivity in the United States.

About KEVEYIS

KEVEYIS® (dichlorphenamide) is indicated for the treatment of primary hyperkalemic periodic paralysis, primary hypokalemic periodic paralysis, and related variants. In clinical studies, the most common side effects of KEVEYIS were a numbness or tingling, difficulty thinking and paying attention, changes in taste, and confusion. These are not all of the possible side effects that you may experience with KEVEYIS. Talk to your doctor if you have any symptoms that bother you or do not go away. You are encouraged to report side effects to Strongbridge Biopharma at 1-855-324-8912, or to the FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch. For additional KEVEYIS important safety information and the full prescribing information visit www.keveyis.com.

About RECORLEV

RECORLEV® (levoketoconazole) is an investigational cortisol synthesis inhibitor in development for the treatment of patients with endogenous Cushing’s syndrome, a rare but serious and potentially lethal endocrine disease caused by chronic elevated cortisol exposure. RECORLEV is the pure 2S,4R enantiomer of ketoconazole, a steroidogenesis inhibitor. RECORLEV has demonstrated in two successful Phase 3 studies to significantly suppress serum cortisol and has the potential to be a next-generation cortisol inhibitor.

The Phase 3 program for RECORLEV includes SONICS and LOGICS: two multinational studies designed to evaluate the safety and efficacy of RECORLEV when used to treat endogenous Cushing’s syndrome. The SONICS study met its primary and secondary endpoints, demonstrating a statistically significant normalization rate of urinary free cortisol at six months. The LOGICS study, which met its primary endpoint, is a double-blind, placebo-controlled randomized-withdrawal study of RECORLEV that is designed to supplement the long-term efficacy and safety information supplied by SONICS. The ongoing long-term open label OPTICS study will gather further useful information related to the long-term use of RECORLEV.

RECORLEV has received orphan drug designation from the FDA and the European Medicines Agency for the treatment of endogenous Cushing's syndrome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. The words “anticipate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical facts, contained in this press release, are forward-looking statements, including statements related to the Company’s fourth quarter and full-year 2020 revenue guidance, expected cash balances and cash runway, potential future borrowings, potential advantages of RECORLEV, the anticipated timing for the submission of an NDA for RECORLEV to the FDA and the potential launch of RECORLEV (if approved), Strongbridge’s strategy, plans, outcomes of product development efforts and objectives of management for future operations. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in such statement, including risks and uncertainties associated with clinical development and the regulatory approval process, the reproducibility of any reported results showing the benefits of RECORLEV, the adoption of RECORLEV by physicians, if approved, as treatment for any disease and the emergence of unexpected adverse events following regulatory approval and use of the product by patients. Additional risks and uncertainties relating to Strongbridge and its business can be found under the heading “Risk Factors” in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent Quarterly Reports on Form 10-Q as well as its other filings with the SEC. These forward-looking statements are based on current expectations, estimates, forecasts and projections and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. The forward-looking statements contained in this press release are made as of the date of this press release, and Strongbridge Biopharma does not assume any obligation to update any forward-looking statements except as required by applicable law.

Contacts:

Corporate and Media Relations
Elixir Health Public Relations
Lindsay Rocco
+1 862-596-1304
lrocco@elixirhealthpr.com

Investor Relations
Solebury Trout
Mike Biega
+1 617-221-9660
mbiega@soleburytrout.com